CERTIFICATE OF ADMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                         CONSOLIDATED EDISON COMPANY OF
                                 NEW YORK, INC.

              Under Section 805 of the Business Corporation Law

                             --------------------


      We, JOAN S. FREILICH and ARCHIE M. BANKSTON, being respectively a Senior Vice President and the Secretary of Consolidated Edison Company of New York, Inc., a corporation formed under the laws of the State of New York (hereinafter sometimes called the "Company"), DO HEREBY CERTIFY as follows:

      1. The name of the Company is CONSOLIDATED EDISON COMPANY OF NEW YORK, INC. It was originally incorporated under the name of Consolidated Gas Company of New York.

      2. The Certificate of Incorporation of the Company (being the Consolidation Agreement dated September 29, 1884, pursuant to which it was organized) was filed in the Office of the Secretary of State of the State of New York on November 10, 1884. The Restated Certificate of Incorporation of the Company was filed by the Department of State of the State of New York on December 31, 1984.

      3. The Certificate of Incorporation of the Company, as amended, is hereby further amended to change the authorized number of Trustees.

      4. To effect the foregoing:

            Article Eighth, is hereby amended, in the following form:

            "EIGHTH:  The number of Trustees shall be not more than 16."


      5. This amendment of the Certificate of Incorporation was duly authorized and approved by the unanimous vote of the Trustees present at a meeting of the Board of Trustees of the Company duly called and held on December 12, 1997, at which meeting a quorum was present and acting throughout and by the vote of the holders of more than a majority of the outstanding shares of $5 Cumulative Preferred Stock and Common Stock of the Company, voting together as a single class, at a meeting thereof duly called and held on December 12, 1997, at which meeting a quorum was present and acting throughout.








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      IN WITNESS  WHEREOF,  we have made and subscribed  this  certificate,  and affirm the same as true under the penalties of perjury, this 17th day of February, 1998.






                        ----------------------------
                               Joan S. Freilich
                            Senior Vice President




                        ----------------------------
                             Archie M. Bankston
                                Secretary